SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

June 20, 2003

(Date of earliest event reported)

TIB FINANCIAL CORP.

(Exact name of Company as specified in its charter)

FLORIDA

(State or other jurisdiction of incorporation)

0000-21329	65-0655973

(Commission File Number)	(IRS Employer Identification Number)

99451 Overseas Highway, Key Largo, Florida	33037-7808

(Address of Principal Executive Offices)	(Zip Code)

(305) 451-4660

(Company’s telephone number, including area code)

ITEM 5. Other Events and Required F.D. Disclosure

     On June 20, 2003, TIB Financial Corp. issued a press release announcing that it had sold 280,653 shares of Common Stock on a private placement basis pursuant to applicable exemptions under the federal and state securities laws. The sales price of $15.64 per share represented 95% of the average closing bid price for the shares of TIB Common Stock during the five consecutive trading days ending on the fifth business day prior to the commencement of the offering.

ITEM 7. Financial Statements, with Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Business Acquired:

None

     (b)  Pro Forma Financial Information:

None

     (c)  Exhibits

99.1 Press Release dated June 20, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP

Date: June 20, 2003	By: /s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer

Date: June 20, 2003	By: /s/ David P. Johnson

David P. Johnson, Executive Vice President and Chief Financial Officer

Exhibit Index

99.1	Press Release dated June 20, 2003